Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

ONE MANHATTAN WEST
NEW YORK, NY 10001	FIRM/AFFILIATE
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www.skadden.com	CHICAGO
HOUSTON
LOS ANGELES
PALO ALTO
WASHINGTON, D.C.
WILMINGTON
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BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
SÃO PAULO
SEOUL
August 19, 2022	SHANGHAI
SINGAPORE
TOKYO
TORONTO

Keurig Dr Pepper Inc.

53 South Avenue

Burlington, Massachusetts 01803

Re:	Keurig Dr Pepper Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Keurig Dr Pepper Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the Guarantors listed on Schedule I hereto (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under (a) a senior indenture to be entered into between the Company and U.S. Bank Trust Company, National Association, as trustee, and (b) a subordinated indenture to be entered into between the Company and a trustee to be named therein, forms of which are incorporated by reference as exhibits to the Registration Statement, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, and (v) such indeterminate number of shares of Common Stock or Preferred Stock and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments

Keurig Dr Pepper Inc.

August 19, 2022

determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to the issuance and sale from time to time by the Guarantors of guarantees of the Debt Securities (“Guarantees”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Indeterminate Securities and Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the form of indentures filed as exhibits to the Registration Statement;

(c) an executed copy of a certificate for each Opinion Party (as defined below) of Anthony Shoemaker, Secretary, or of Lisa Dalfonso, Secretary, as applicable, of each Opinion Party, dated the date hereof (the “Secretary’s Certificate”);

(d) copies of each Opinion Party’s Certificate of Incorporation, Articles of Incorporation or Certificate of Formation, as applicable, certified by the Secretary of State of the State of Delaware or Texas Secretary of State, as applicable, as of August 17, 2022 and August 18, 2022, respectively, and certified pursuant to the Secretary’s Certificate;

(e) copies of each Opinion Party’s bylaws, operating agreement or limited liability company agreement, as applicable, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and

(f) copies of certain resolutions of the Board of Directors or Board of Managers, as applicable, of each Opinion Party, adopted on July 25, 2022 and August 19, 2022, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials, including those in the Secretary’s Certificate.

Keurig Dr Pepper Inc.

August 19, 2022

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”), (iii) the Delaware Limited Liability Company Act (the “DLLCA”), (iv) the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and (v) the Texas For-Profit Corporation Law (the “TFPCL”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, (i) “Opinion Parties” means the Company and each of the Guarantors listed on Schedule II hereto and “Non-Opinion Party Guarantors” means the Guarantors listed on Schedule III hereto and (ii) “Transaction Documents” means the form of indentures and the supplemental indentures and officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Guarantees, the Warrant Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 5 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the Guarantors party thereto and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors or Board of Managers, as applicable, of the Company and the Guarantors, including any duly authorized committees thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company and the Guarantors have taken all related action as directed by or under the direction of the Board of Directors or Board of Managers, as applicable, of the Company and the Guarantors; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the organizational documents of the Company and the Guarantors so as not to violate any applicable law, the organizational documents of the Company and the Guarantors, or result in a default under or breach of any agreement or instrument binding upon the Company or any Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Guarantors.

Keurig Dr Pepper Inc.

August 19, 2022

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2. With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3. With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the applicable indenture has been qualified under the Trust Indenture Act of 1939, (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the applicable indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Keurig Dr Pepper Inc.

August 19, 2022

4. With respect to any Guarantee of any series of Offered Debt Securities, including any Guarantee of any Indeterminate Securities constituting Offered Debt Securities of such series (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Documents, (c) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the applicable indenture and any other applicable Transaction Documents and (d) such Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms under the laws of the State of New York.

5. With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

Keurig Dr Pepper Inc.

August 19, 2022

(e) we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(f) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(h) we have assumed that the choice of New York law to govern the indentures and any supplemental indenture thereto is a valid and legal provision;

(i) we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements and that such choice is and will be a valid and legal provision;

(j) we have assumed that the indentures will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us;

(k) we do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Documents to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the indentures or the effect thereof on the opinions herein stated;

(l) we do not express any opinion with respect to the enforceability of any provision contained in the Offered Guarantees or the related Transaction Documents to the extent that such provision limits the obligation of the Guarantors under the indentures, or any right of contribution of any party with respect to the Offered Guarantees; and

(m) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

Keurig Dr Pepper Inc.

August 19, 2022

In addition, in rendering the foregoing opinions we have assumed that:

(a) each Guarantor (i) is duly formed and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its formation and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its formation in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which such Guarantor is a party;

(b) each Guarantor has the limited liability company or limited partnership, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which such Guarantor is a party;

(c) neither the execution and delivery by the Company and each Guarantor of the Transaction Documents to which the Company or such Guarantor is a party nor the performance by the Company and such Guarantor of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the certificate or articles of incorporation, certificate of formation, by-laws, operating agreement or limited liability company agreement, as applicable, of the Company or any Guarantor , (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or any Guarantor or its property is subject, (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d) neither the execution and delivery by the Company or any Guarantor of the Transaction Documents to which the Company or such Guarantor is a party nor the performance by the Company and such Guarantor of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJZ

Schedule I

234DP Aviation, LLC, a Delaware limited liability company

A & W Concentrate Company, a Delaware corporation

Bai Brands LLC, a New Jersey limited liability company

Beverages Delaware Inc., a Delaware corporation

DP Beverages Inc., a Delaware corporation

DPS Americas Beverages, LLC, a Delaware limited liability company

DPS Beverages, Inc., a Delaware corporation

DPS Holdings Inc., a Delaware corporation

Dr Pepper/Seven-Up Beverage Sales Company, a Texas corporation

Dr Pepper/Seven Up Manufacturing Company, a Delaware corporation

Dr Pepper/Seven Up, Inc., a Delaware corporation

Mott’s Delaware LLC, a Delaware limited liability company

Mott’s LLP, a Delaware limited liability partnership

Nantucket Allserve LLC, a Delaware limited liability company

Snapple Beverage Corp., a Delaware corporation

Splash Transport, Inc., a Delaware corporation

The American Bottling Company, a Delaware corporation

Schedule II

234DP Aviation, LLC, a Delaware limited liability company

A & W Concentrate Company, a Delaware corporation

Beverages Delaware Inc., a Delaware corporation

DP Beverages Inc., a Delaware corporation

DPS Americas Beverages, LLC, a Delaware limited liability company

DPS Beverages, Inc., a Delaware corporation

DPS Holdings Inc., a Delaware corporation

Dr Pepper/Seven-Up Beverage Sales Company, a Texas corporation

Dr Pepper/Seven Up Manufacturing Company, a Delaware corporation

Dr Pepper/Seven Up, Inc., a Delaware corporation

Mott’s Delaware LLC, a Delaware limited liability company

Mott’s LLP, a Delaware limited liability partnership

Nantucket Allserve LLC, a Delaware limited liability company

Snapple Beverage Corp., a Delaware corporation

Splash Transport, Inc., a Delaware corporation

The American Bottling Company, a Delaware corporation

Schedule III

Bai Brands LLC, a New Jersey limited liability company